EXHIBIT 10.38

June 15, 2015

NF II Columbus, LLC

1000 Aguajito, LLC

Noble I Boston-Waltham, LLC

Noble I Birmingham, LLC

Noble I/HY Atlanta, LLC

Noble I/HY Minneapolis, LLC

Noble I/HY Fairlawn, LLC

Noble I/HY Princeton, LLC

Noble I/HY FW Cityview, LLC

Noble I/HY FW Hurst, LLC

Noble I Boston, LLC

Noble I Schaumburg, LLC

Noble I/HY Atlanta Overton Park, LLC

Noble I Atlanta OP Land Co, LLC

(each a “Seller”), and collectively, “Sellers”)

c/o Noble Investment Group

2000 Monarch Tower

3424 Peachtree Road, NE

Atlanta, GA 30326

Attention: Mr. Mark K. Rafuse

Re:	Certain Hotel Purchase and Sale Agreements between American Realty Capital Hospitality Portfolio NBL, LLC, a Delaware limited liability company, as “Buyer,” and each of the Sellers listed above, as “Sellers”

Reference is hereby made to each of those certain Hotel Purchase and Sale Agreements entered into between Buyer and Sellers as of the date hereof and more particularly described on Schedule 1 attached hereto (collectively, the “Purchase Agreements”) with respect to the sale and purchase of the respective hotels described on Schedule 1 attached hereto (collectively, the “Properties”). Any capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreements.

Buyer and Sellers acknowledge and agree that this letter agreement (and the extension and termination rights set forth herein), and each Buyer’s and each Seller’s execution hereof, is a material inducement and condition precedent to Buyer and Sellers executing and delivering each and every Purchase Agreement.

Notwithstanding the fact that Buyer and Sellers are executing thirteen (13) separate Purchase Agreements for the purchase and sale of the Properties, Buyer and Sellers agree that, notwithstanding anything to the contrary in any of the Purchase Agreements, each of the undersigned hereby agrees as follows:

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1.          Buyer Termination Prior to Due Diligence Deadline. Each Buyer and Seller acknowledge and agree that if Buyer delivers a Termination Notice on or prior to the Due Diligence Deadline under any Purchase Agreement, then, all other Purchase Agreements shall be deemed automatically terminated as of the date of such Termination Notice and in such event, Buyer shall receive from Escrow Agent an immediate (but, in any event, no later than two (2) Business Days after the date of such Termination Notice) return of the entire Deposits under each and every Purchase Agreement. If, however, Buyer does not terminate any Purchase Agreement prior to the Due Diligence Deadline, then, Buyer shall deposit the Second Deposit in accordance with the respective terms and conditions of the Purchase Agreements and the failure to do so under each and every Purchase Agreement will give Sellers the right, until all such portions of the Second Deposit are in fact deposited, to terminate all of the Purchase Agreements in which case the Initial Deposits shall be immediately (but, in any event, within two (2) Business Days after such Termination) delivered to Sellers, as Sellers’ sole and exclusive remedy, and the Second Deposits theretofore advanced thereunder shall be immediately (but, in any event, within two (2) Business Days after such Termination) returned to the Buyer, as Buyer’s sole and exclusive remedy.

2.           Termination Rights.

2.1           Casualty/Condemnation. In the event that from and after the Due Diligence Deadline, a Buyer Terminates a Purchase Agreement pursuant to Article XIII (Casualty or Condemnation) thereof, (i) such Termination shall not result in the Termination of any of the other Purchase Agreements, and (ii) Buyer shall receive a return of the Deposit attributable to the Purchase Agreement so Terminated.

2.2           Intervening Liens. In the event that from and after the expiration of the Due Diligence Period, a Buyer Terminates a Purchase Agreement pursuant to Section 7.2(c) (Title Insurance) thereof, (i) such Termination shall not result in the Termination of any of the other Purchase Agreements, (ii) such Buyer shall receive a return of the Deposit attributable to the Purchase Agreement so Terminated by such Buyer, and (iii) such Buyer shall have the right to avail itself of any remedies in Section 11.2 (Seller’s Default) thereof to the extent provided in such Section 7.2(c).

2.3           Seller Default. In the event Buyer Terminates a Purchase Agreement pursuant to Section 11.2(b) (Seller’s Default) thereof, (i) such Termination shall not result in the Termination of any of the other Purchase Agreements, and (ii) Buyer shall be entitled to the remedies set forth in Section 11.2(b) with respect to the Terminated Purchase Agreement.  Furthermore, for the avoidance of doubt, the failure of a Seller to obtain any third-party consent which is a Buyer’s Condition and which is not in such Seller’s control shall not be deemed a Seller’s default or a breach of the applicable Purchase Agreement giving a Buyer the right to Terminate a Purchase Agreement pursuant to Section 11.2(b); provided, however, that Buyer shall still have its right to Terminate the Purchase Agreement as set forth in Section 8.7, if applicable. Notwithstanding the foregoing or anything to the contrary set forth herein or in the Purchase Agreements, if a Seller, on or prior to the scheduled Closing Date under a Purchase Agreement, intentionally and willfully breaches such Purchase Agreement due specifically to the occurrence of either such Seller (x) has sold the applicable Property to someone other than Buyer or (y) has entered into a purchase and sale agreement to sell the applicable Property to someone other than Buyer while such Purchase Agreement is in effect and Buyer’s notice of default to Seller in such instance includes in bold that Buyer elects to Terminate such Purchase Agreement, subject to the notice and cure period set forth in Section 11.2 of the Purchase Agreement, and intends to exercise its remedy under this Section 2.3 and details the alleged intentional and willful breach(s) of Seller thereunder, Buyer shall have the right to contemporaneously with such Termination, to Terminate all of the other Purchase Agreements (if the transactions under such Purchase Agreements have not previously closed) and if Buyer Terminates all of the other Purchase Agreements, Buyer shall be entitled to receive a return of the Deposits held by Escrow Agent at the time of the Termination (for the avoidance of doubt, the Initial Deposit, the Second Deposit and any Extension Deposit) and Seller shall pay Buyer (A) its out of pocket third party expenses related to the Transactions contemplated by the Purchase Agreements (not to exceed 0.75% of the aggregated Purchase Price of the Purchase Agreements) plus any associated financing fees and costs attendant to the Transactions (for the avoidance of doubt, including without limitation any fees paid to Buyer’s lender, reasonable legal fees of Buyer and its lender and any other third party fees paid by Buyer or its lender), and (B) a “break-up fee” of $30,000,000. Under no circumstances shall Buyer have the right to exercise any remedy set forth in this Section 2.3, including without limitation the payment of a “break-up fee”, unless notice is provided as set forth above.

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2.4           Buyer Default. In the event Seller Terminates a Purchase Agreement pursuant to Section 11.1 (Buyer’s Default) thereof, at Seller’s option, Seller shall have the right but not the obligation (i) to Terminate all Purchase Agreements that have not previously closed and receive Deposits (within two (2) Business Days after the date of such Termination) attributable to all such Purchase Agreements, or (ii) not Terminate any of the other Purchase Agreements (but such Termination shall not give Seller a right of recission with respect to any Properties that may have closed prior to the date of such Termination), and avail itself of any remedies in Section 11.1 with respect to the Terminated Purchase Agreement.

2.5           Buyer Termination – New Franchise Agreement. In the event Buyer Terminates a Purchase Agreement pursuant to Section 12.8 (New Franchise Agreement) thereof, Sellers shall have the option to Terminate all Purchase Agreements within five (5) Business Days of Buyer’s Termination notice and in such event, Buyer shall receive from Escrow Agent an immediate (but, in any event, no later than two (2) Business Days after the date of such Termination Notice) return of the entire Deposits under each and every Purchase Agreement.

3.          No Limitation of Remedies. Except as expressly set forth herein, nothing in this letter agreement shall be deemed to limit any Seller’s rights under Section 11.1 (Buyer’s Default) of any of the Purchase Agreements or Buyer’s rights and remedies under Section 11.2 (Seller’s Default) or Section 4.28 (Seller’s Warranties Deemed Modified) of any of the Purchase Agreements. For the avoidance of doubt, except as expressly set forth herein, the Termination of any Purchase Agreement pursuant to Section 11.1 (Buyer’s Default), Section 11.2 (Seller’s Default) or Section 4.20 (Seller’s Warranties Deemed Modified) thereof shall not result in the Termination of any other Purchase Agreement(s).

4.          Staged Closings. The Closings will be staged in three sub-portfolios of Properties as described on Schedule 1. The total Purchase Price for each sub-portfolio pursuant to the applicable Purchase Agreements will be paid on the respective Closing Date.

Tranche 1: November 2, 2015

Tranche 2: December 31, 2015, subject to a 60 day adjournment right as described below.

Tranche 3: March 31, 2016, subject to a 60 day adjournment right as described below.

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Each Buyer shall have the option, exercisable in its sole discretion by written notice delivered to their respective Seller, to accelerate the scheduled Closing Date (with respect to Tranche 2 and Tranche 3 and provided the entire Tranche is accelerated), upon ten (10) Business Days’ notice prior to the accelerated Closing Date, provided, that, it shall not be a failure of Seller’s Conditions to Closing under Section 9.5 of the Purchase Agreements if Buyer fails to close on such accelerated Closing Date so long as the Transaction closes on or prior to the original scheduled Closing Date. Each Buyer (with respect to Tranche 2 and Tranche 3) shall have the option, exercisable in its sole discretion by written notice delivered to their respective Seller in no event later than ten (10) Business Days prior to the initial scheduled Closing Date in its respective Purchase Agreement (the “Extension Notice”), to extend such initial scheduled Closing Date one time for up to 60 days for such Tranche (or if such day is not a Business Day, the first Business Day thereafter) for such Tranche. If Buyer elects to adjourn the scheduled Closing Date, then, Buyer shall deliver to Escrow Agent an additional deposit in the amount of five percent (5%) of the Purchase Price attributable to the Tranche being adjourned (the “Extension Deposit”), which Extension Deposit shall be deposited by Buyer in immediately available funds with Escrow Agent on or prior to then scheduled Closing Date for the applicable Tranche. Upon payment of an Extension Deposit by Buyer, the Extension Deposit (and any interest thereon) shall be allocated among the Purchase Agreements in proportion to the Deposits thereunder and become part of the “Deposit” under each of the applicable Purchase Agreements and shall be applied to the applicable Purchase Price in accordance therewith.

At the Tranche 1 Closing, $8,000,000 of the aggregate amount of Deposits held by the Escrow Agent pursuant to the Purchase Agreements shall be applied against the Purchase Price for the applicable Properties closing as of the Tranche 1 Closing on a pro-rata basis based on the final allocation of the Purchase Prices for such Properties as set forth on Schedule 1 (as may be updated by the parties hereto); provided, however, if Escrow Agent is holding more than $8,000,000 pursuant to such Purchase Agreements for the Tranche 1 Closing, any excess amount of Deposits shall be transferred to, and held by, Escrow Agent as Deposits under the Purchase Agreements associated with the Tranche 3 Closing on a pro-rata basis based on the final allocation of the Purchase Prices for the Tranche 3 Closing.

At the Tranche 2 Closing, $8,000,000 of the aggregate amount of Deposits held by the Escrow Agent pursuant to the Purchase Agreements shall be applied against the Purchase Price for the applicable Properties closing as of the Tranche 2 Closing on a pro-rata basis based on the final allocation of the Purchase Prices for such Properties as set forth on Schedule 1 (as may be updated by the parties hereto); provided, however, if Escrow Agent is holding more than $8,000,000 pursuant to such Purchase Agreements for the Tranche 2 Closing, any excess amount of Deposits shall be transferred to, and held by, Escrow Agent as Deposits under the Purchase Agreements associated with the Tranche 3 Closing on a pro-rata basis based on the final allocation of the Purchase Prices for the Tranche 3 Closing.

At the Tranche 3 Closing, the remaining Deposits being held by the Escrow Agent pursuant to the Purchase Agreements shall be applied against the Purchase Price for the applicable Properties closing as of the Tranche 3 Closing on a pro-rata basis based on the final allocation of the Purchase Price for such Properties as set forth on Schedule 1 (as may be updated by the parties hereto).

5.          Extensions. In the event Closing is postponed under any one or more Purchase Agreement(s) pursuant to Paragraph 4 above, Section 4.28 (Seller’s Warranties Deemed Modified), Section 7.2(c) (Title Insurance), Section 8.8 (Failure of a Condition), Section 11.2 (Seller’s Default) or Section 13.2 (Risk) thereof, Closing shall automatically be postponed under the remaining Purchase Agreements for the applicable Tranche for a corresponding period of time.

6.          Termination of Contracts and Equipment Leases. Section 2.6(g) of each of the Purchase Agreements provide that Sellers shall terminate certain Contracts and Equipment Leases in accordance with the terms of Section 2.6(g) and the costs of such terminations shall be split between Sellers and Buyer. The parties agree that the aggregate cost to Sellers for all such terminations of Contracts and Equipment Leases shall not exceed $100,000 and any additional cost shall be a Buyer’s expense.

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7.          Limitations to Sellers’ Liability. Section 12.2 of the Purchase Agreements provide that the Seller’s aggregate liability to Buyer for all post-Closing breaches and/or indemnities shall not exceed two percent (2%) of the Purchase Price (other than as expressly set forth in the Purchase Agreements) (the “PSA Liability Cap”). The parties acknowledge and agree that notwithstanding the provisions of Section 12.2 of the Purchase Agreements, Buyer shall have the right to aggregate the individual amounts of the PSA Liability Caps of each Purchase Agreement that has closed for purposes of claims made subject to and in accordance with Section 12.2 of the Purchase Agreement under each Purchase Agreement individually and in the aggregate, subject in all cases to reduction for prior claims; provided however, the aggregated PSA Liability Cap with respect to claims made pursuant to and in accordance with the Purchase Agreement by and between Buyer and NF II Columbus, LLC shall be not exceed $1,500,000. For the avoidance of doubt, regardless of the timing of the occurrence of an event giving rise to a claim by Buyer or the timing of the making of such claim by Buyer pursuant to Section 12.2 of the Purchase Agreement (subject to the Survival Period under Section 12.2), the full amount of the PSA Liability Cap shall be available to Buyer for all Purchase Agreements that have closed at such time Buyer is awarded damages with regard to any such claim.

8.          Closing Costs. The parties hereby agree that closing costs payable in accordance with Section 6.2 of the Purchase Agreements shall be split as set forth on Schedule 2 attached hereto.

9.          Updates to Representations and Warranties. Sellers shall have the right to amend and update the representations and warranties set forth in Article IV of the Purchase Agreements within three (3) Business Days of the Effective Date upon written notice to Buyer and such representations and warranties shall be deemed modified as of the Effective Date.

10.         Miscellaneous.

(i)          Each of the undersigned acknowledges that it was represented by counsel in connection with the negotiation and drafting of the Purchase Agreement to which it is a party and this letter agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in any Purchase Agreement or this letter agreement against the party that drafted such agreement has no application and is expressly waived.

(ii)         The following provisions from the Purchase Agreements are hereby incorporated by reference into this letter agreement: Section 15.1 (Assignment); Section 15.2 (Applicable Law); Section 15.4 (Notices); Section 15.5 (Waiver); Section 15.6 (Partial Invalidity); Section 15.8 (Time is of the Essence); Section 15.9 (Waiver of Jury Trial); Section 15.10 (Counterparts); Section 15.12 (Construction); Section 15.13 (Attorney’s Fees); Section 15.14 (Confidentiality); and Section 15.15 (Time for Performance).

(iii)        For all purposes of this letter agreement and the Purchase Agreements, notice to Noble Investment Group, LLC, 2000 Monarch Tower, 3424 Peachtree Road, NE, Atlanta, Georgia 30326, Attention: Mark K. Rafuse, with a copy to Morris, Manning & Martin, LLP, 3343 Peachtree Road, NE, Suite 1600, Atlanta, Georgia 30326, Attn: Thomas S. Gryboski, shall be deemed to constitute notice to all applicable Sellers without the necessity of separate notice to each and every applicable Seller.

(iv)        Each of the parties hereto represents to the other that it has the legal power, right and authority to enter into this letter agreement and that the individuals executing this letter agreement on behalf of each of Buyer and each Seller have the legal power, right and actual authority to bind Buyer and such Seller, respectively, to the terms and conditions hereof. All references in each of the Purchase Agreements to “this Agreement” shall be deemed to mean the applicable Purchase Agreement as amended by this letter agreement. In the event of a conflict between the Purchase Agreements and this letter agreement, this letter agreement shall control.

[SIGNATURES ON THE FOLLOWING PAGES]

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Should the terms of this letter agreement be acceptable to you, please confirm your agreement to same by acknowledging below and returning a countersigned copy.

Sincerely,

Buyer:

American Realty Capital Hospitality Portfolio NBL, LLC, a Delaware limited liability company

By:	/s/ Paul C. Hughes
Name: Paul C. Hughes
Title: Authorized Signatory

Sellers:

NF II COLUMBUS, LLC, a Delaware

limited liability company

By:	/s/ Mark K. Rafuse
Name: Mark K. Rafuse
Title: Vice President

1000 Aguajito, llc, a Delaware limited
liability company

By:	/s/ Mark K. Rafuse
Name: Mark K. Rafuse
Title: Vice President

NOBLE I BOSTON-WALTHAM, llc, a
Delaware limited liability company

By:	/s/ Mark K. Rafuse
Name: Mark K. Rafuse
Title: Vice President

NOBLE I BIRMINGHAM, LLC, a Delaware
limited liability company

By:	/s/ Mark K. Rafuse
Name: Mark K. Rafuse
Title: Vice President

NOBLE I/HY ATLANTA, LLC, a Delaware
limited liability company

By:	/s/ Mark K. Rafuse
Name: Mark K. Rafuse
Title: Vice President

NOBLE I SCHAUmBURG, LLC,

a Delaware limited liability company
By:	Noble I Schaumburg Manager, Inc., its
manager

By:	/s/ Mark K. Rafuse
Name: Mark K. Rafuse
Title: Vice President

NOBLE I/HY MINNEAPOLIS, LLC, a
Delaware limited liability company

By:	/s/ Mark K. Rafuse
Name: Mark K. Rafuse
Title: Vice President

NOBLE I/HY FAIRLAWN, LLC, a Delaware
limited liability company

By:	/s/ Mark K. Rafuse
Name: Mark K. Rafuse
Title: Vice President

NOBLE I/HY PRINCETON, LLC, a Delaware
limited liability company

By:	/s/ Mark K. Rafuse
Name: Mark K. Rafuse
Title: Vice President

NOBLE I/HY FW CITYVIEW, LLC, a Delaware
limited liability company

By:	/s/ Mark K. Rafuse
Name: Mark K. Rafuse
Title: Vice President

NOBLE I/HY FW HURST, LLC, a Delaware
limited liability company

By:	/s/ Mark K. Rafuse
Name: Mark K. Rafuse
Title: Vice President

NOBLE I/HY Atlanta Overton Park, LLC, a Delaware

limited liability company

By:	/s/ Mark K. Rafuse
Name: Mark K. Rafuse
Title: Vice President

NOBLE I ATLANTA OP LAND CO, llc, a
Georgia limited liability company

By:	/s/ Mark K. Rafuse
Name: Mark K. Rafuse
Title: Vice President

NOBLE I/HY BOSTON, LLC,
a Delaware limited liability company

By:	/s/ Mark K. Rafuse
Name: Mark K. Rafuse
Title: Vice President

ACKNOWLEDGED AND AGREED FOR PURPOSES OF SECTIONS 2.3 AND 8 HEREOF:

NOBLE HOSPITALITY FUND, LLC, a Delaware limited liability company

By:	Noble Investment Management, LLC, a Delaware limited liability company, its manager

By:	/s/ Mark K. Rafuse
Name: Mark K. Rafuse
Title: Vice President

NOBLE HOSPITALITY FUND II, L.P. , a Delaware limited partnership

By: Noble Hospitality Fund II GP, LLC, a Delaware limited liability company, its General Partner

By:	/s/ Mark K. Rafuse
Name: Mark K. Rafuse
Title: Vice President

ACKNOWLEDGED AND AGREED:

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Edwin G. Ditlow
Name: Edwin G. Ditlow
Title: Vice President

SCHEDULE 1

Description of Purchase Agreements

 Schedule 2

Closing Costs

HOTEL	RECORDING FEES	ESCROW AND CLOSING CHARGES	BASE TITLE COMMITMENT AND POLICY PREMIUMS	TITLE SEARCH	ENDORSEMENTS	TRANSFER TAXES	MANSION TAX
Courtyard Columbus Downtown	Buyer	50/50	50/50	Seller	Buyer	Seller	N/A
Hyatt House Cobb Galleria	Buyer	50/50	50/50	Buyer	Buyer	Seller	N/A
Hilton Garden Inn Monterey	Buyer	50/50	50/50	Buyer	Buyer	50/50	N/A
Hyatt Place Chicago/Schaumburg	Buyer	50/50	Seller	Seller	Buyer	Seller	N/A
Hilton Birmingham Perimeter Park	Buyer	50/50	Seller	Seller	Buyer	Buyer	N/A
Hilton Garden Inn Boston Waltham	Buyer	50/50	Buyer	Buyer	Buyer	Seller	N/A
Hyatt House Boston Waltham	Buyer	50/50	Buyer	Buyer	Buyer	Seller	N/A
Hyatt Place Princeton	Buyer	50/50	Buyer	Buyer	Buyer	Seller	Buyer
Hyatt Place Atlanta Perimeter	Buyer	50/50	50/50	Buyer	Buyer	Seller	N/A
Hyatt Place Paramus Fair Lawn	Buyer	50/50	Buyer	Buyer	Buyer	Seller	Buyer
Hyatt Place Fort Worth/City View	Buyer	50/50	Seller	Buyer	Buyer	N/A	N/A
Hyatt Place Fort Worth/Hurst	Buyer	50/50	Seller	Buyer	Buyer	N/A	N/A
Hyatt Place Minneapolis	Buyer	50/50	50/50	Buyer	Buyer	Seller	N/A